Exhibit 3.1

BYLAWS

OF

ATRION CORPORATION

(As amended and restated on May 22, 2023)

ARTICLE One

STOCKHOLDERS MEETINGS

1.01          Fixing Record Date.

(a)            In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)            In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto.

1.02          Place of Meetings. All annual and special meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation, such meetings shall be held at the principal office of the Corporation in the State of Texas.

1.03          Time of Annual Meetings; Business Transacted. The annual meeting of the stockholders shall be held on such date and at such time as may be specified by resolution by the Board of Directors. At such annual meetings, directors shall be elected, and any other proper business may be transacted.

1.04          Persons Entitled to Call Special Meetings; Business Transacted. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, shall be called in accordance with the Certificate of Incorporation. Only such business shall be conducted at special meetings of stockholders as shall have been specified in the Corporation’s notice of meeting as set forth in Section 1.05 of these Bylaws.

1.05          Notice of Meetings. Notice stating the time and place, if any, of regular or special meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the general nature of the business to be considered shall be prepared and delivered by the secretary, or such other officer as the Board of Directors may designate, to each stockholder entitled to vote thereat at least ten (10) days but not more than sixty (60) days before the date of such meeting. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation of the Corporation or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation of the Corporation or these Bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be given as provided by Section 232(c) of the DGCL. The provisions of this Section 1.05 shall apply to Sections 164, 296, 311, 312 and 324 of the DGCL only to the extent provided by Section 232(g) of the DGCL. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used in these Bylaws shall have the meanings ascribed thereto in Section 232(d) of the DGCL.

1.06          Exceptions to Delivery of Notice.

(a)            Whenever notice is required to be given, under any provision of the DGCL, the Certificate of Incorporation of the Corporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(b)            Whenever notice is required to be given, under any provision of the DGCL, the Certificate of Incorporation of the Corporation or these Bylaws, to any stockholder to whom (1) notice of two (2) consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two (2) consecutive annual meetings, or (2) all, and at least two (2), payments (if sent by first-class mail) of dividends or interest on securities during a twelve (12)-month period, have been mailed addressed to such person at such person’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this subsection.

(c)             The exception in paragraph (b)(1) above to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission. The exception in paragraph (b)(1) above to the requirement that notice be given shall not be applicable to any stockholder whose electronic mail address appears on the records of the Corporation.

1.07            Waiver of Notice. Any written waiver of notice, signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

1.08            Contents of Notice. Notice of any meeting of stockholders shall state the place, day and hour of the meeting. In the case of a special meeting, such notice shall also state the purpose or purposes for which the meeting is called.

1.09            Quorum and Required Vote.

(a)               A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of the stockholders. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, but no other business shall be transacted at such meeting. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, for the purpose of determining the presence of a quorum at meetings of the stockholders, abstentions and broker non-votes shall be counted as present and represented at such meetings.

(b)            Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. If, as of the record date for a meeting of stockholders at which directors are to be elected, the number of nominees for election of directors equals the number of directors to be elected (an “Uncontested Election”), each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at such meeting of stockholders, provided a quorum is present. For the purpose of this Section 1.09(b), a majority of the votes cast means, with respect to each director, the number of shares voted “for” that director’s election exceeds the number of shares voted “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election). If, as of the record date for a meeting of stockholders at which directors are to be elected, the number of nominees for election of directors exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the stock present in person or by proxy at any such meeting and entitled to vote on the election of directors, provided a quorum is present.

(c)            No incumbent director shall be a nominee for reelection as director in an Uncontested Election who has not agreed to tender, prior to the meeting of stockholders at which he or she is to be reelected as director, an irrevocable resignation that will be effective upon (i) the failure of such director to receive a majority of the votes cast with respect to that director’s reelection at such meeting of stockholders, and (ii) the earlier of (A) five (5) business days after the date on which the voting results of such meeting are determined, and (B) the date on which an individual is selected by the Board of Directors to fill the office held by such director, which selection shall be deemed to constitute the filling of a vacancy by the Board of Directors pursuant to Section 2.04 of these Bylaws. The Board of Directors shall not elect or appoint as a director any individual who failed to receive the requisite vote for reelection, in an Uncontested Election, for at least one year after the meeting at which such individual failed to receive such requisite vote for reelection.

(d)            With respect to voting at meetings of the stockholders, except as otherwise provided by statute, the Certificate of Incorporation, or these Bylaws, (i) abstentions and broker non-votes shall have no effect on the election of directors or in voting on the frequency of advisory voting on the compensation of the Corporation’s executive officers pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (ii) on all other matters, abstentions shall have the same effect as a negative vote and broker non-votes will have no effect. Shares shall not be counted to make up a quorum for a meeting if voting of them at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting.

1.10            Adjournment. Any meeting of stockholders may be adjourned from time to time, whether or not there is a quorum, by the chairman of the meeting or the vote of a majority of the shares. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of such number of stockholders as to result in their being present less than a quorum.

1.11            List of Stockholders Entitled to Vote. The Corporation shall prepare, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger, as defined in Section 219(c) of the DGCL, shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

1.12            Voting. Subject to the provisions of the Certificate of Incorporation or of law, every holder of common stock of the Corporation which is entitled to vote shall be entitled to one (1) vote for each share of such stock registered in the name of such stockholder upon the books of the Corporation.

1.13            Voting by Voice and Ballot. Voting by stockholders in elections for directors shall be by ballot, and voting as to all other matters shall be by voice or by ballot as directed by the chairman of the meeting.

1.14            Voting of Shares by Certain Holders. The rights of persons in whose names shares stand on the stock records of the Corporation to vote or execute consents is subject to the following provisions:

(a)              Neither treasury shares nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

(b)              Except as otherwise provided in this Section 1.14, shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

(c)              Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name and no corporate trustee shall be entitled to vote for the election of directors shares held by it solely in a fiduciary capacity if such shares are shares issued by the corporate trustee itself.

(d)            Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

(e)            A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

1.15          Inspectors of Elections.

(a)            In advance of any meeting of stockholders, the Board of Directors shall appoint one (1) or more inspectors of elections to act at such meeting or any adjournment thereof. If an inspector of elections be not so appointed, the chairman of the meeting shall make such appointment at the meeting. The number of inspectors shall be determined by the Board of Directors if it makes the appointment in advance of the meeting or by the chairman of the meeting if he or she makes the appointment at the meeting. The inspectors of elections may be officers or employees of the Corporation or any subsidiaries of the Corporation or such other persons as may be selected as hereinabove set forth; provided, however, that no inspector shall be a candidate for election as a director. In case any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the chairman of the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

(b)            The inspectors of elections shall (i) ascertain the number of shares outstanding and the voting rights of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity, and effect of proxies and ballots; (ii) determine all challenges and questions in any way arising in connection with the vote; (iii) count and tabulate all votes and ballots; (iv) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots; and (v) perform such other acts as may be proper to conduct the election or vote with fairness to all stockholders. The decision, act, or certificate of a majority of the inspectors shall be effective in all respects as the decision, act, or certificate of all.

(c)            On request of the chairman of the meeting, or his or her proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any fact found by them.

1.16          Conduct of Stockholders Meetings. The Chairman of the Board, or, in his or her absence, the Chief Executive Officer, or, in their absence, the President of the Corporation or, in their absence, any officer designated by the Board of Directors shall serve as chairman of, and preside over, stockholders meetings. The Secretary of the Corporation, or, in his or her absence, an Assistant Secretary, or, if no such officer is present, a person designated by the chairman of the meeting, shall act as secretary of the meeting. The Board of Directors may adopt, by resolution, such rules, regulations and procedures for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairman of the meeting, are appropriate for the conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting; (iii) limitations on attendance at or participation in the meeting to stockholders of record, their duly authorized and constituted proxies or such other persons as the chairman of the meeting may permit; and (iv) limitations on the time allotted to questions or comments. In addition, the chairman of the meeting shall determine the precedence of, and procedure on, motions and other procedural matters at such meetings, provided that he or she acts in a manner not inconsistent with law, with the Certificate of Incorporation, these Bylaws and any rules, regulations and procedures adopted by the Board of Directors. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

1.17            Notification of Stockholder Business. Only such business as shall have been properly brought before an annual meeting of stockholders shall be transacted at such meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder (other than the nomination by a stockholder of a person for election as a director, which is provided for in Section 2.10 of these Bylaws), (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (ii) the subject matter thereof must be a matter that is a proper subject matter and (iii) the stockholder must be a stockholder of record at the time of the notice provided for in this Section 1.17 and entitled to vote at the annual meeting. To be considered timely notice, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) day and not later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the previous year’s meeting, notice by the stockholder to be timely must be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting or, if the first public announcement of the date of such advanced or delayed annual meeting is less than one hundred thirty (130) days prior to the date of such annual meeting, the tenth (10th) day following the date on which public announcement of the date of the meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a stockholder’s notice as described above. Each notice given by such stockholder shall set forth: (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and the text of any resolution proposed to be considered at such meeting; (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation’s stock which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding between or among such stockholder or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, and any material interest of such stockholder or such beneficial owner in such business, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging or similar transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the Corporation, (v) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Corporation, (vi) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or such beneficial owner that are separated or separable from the underlying shares of the Corporation, and (vii) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (c) any material interest of the stockholder, and of the beneficial owner, if any, on whose behalf the proposal is made, in such business; (d) a representation that the stockholder is a holder of record of stock of the Corporation, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business; and (e) a representation whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (i) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or (ii) otherwise to solicit proxies from stockholders in support of such proposal. Nothing in this Section 1.17 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to, and in accordance with, Rule 14a-8 under the Exchange Act. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(b) of the Exchange Act, and the meaning of the term “group” shall be within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act. The chairman of the meeting may refuse to transact any business at any meeting presented without compliance with the foregoing procedures.

ARTICLE Two

DIRECTORS

2.01            Powers. Except as may be otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, subject to limitations imposed by law, the Certificate of Incorporation, or these Bylaws as to action which requires authorization or approval by the stockholders.

2.02            Number of Directors. The number of directors of the Corporation shall be determined solely by the Board of Directors, by resolution.

2.03            Classification of Directors. The Board of Directors shall be divided into three (3) classes, Class I, Class II, and Class III, with the term of office of one class expiring each year. Each class shall be as nearly equal in number as possible. Directors shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and upon the election and qualification of their respective successor in office, subject, however, to the prior death, resignation or removal of any such director. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible. Notwithstanding anything herein to the contrary, no decrease in the number of directors shall have the effect of shortening the term of a then incumbent director.

2.04            Vacancies. Vacancies occurring in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors in the class for which such director was chosen and until his or her successor shall be elected and qualified.

2.05            Compensation. The amount, if any, which each director shall be entitled to receive as compensation for his or her services as such shall be fixed from time to time by resolution of the Board of Directors. If any director shall serve as a member of any committee of the Board of Directors or perform special services at the instance of the Board of Directors, such director may be paid such additional compensation as the Board of Directors may determine. Each director shall be entitled to reimbursement for traveling expenses incurred by him or her in attending any meeting of the Board of Directors or of a committee. Such compensation and reimbursement shall be payable even though there be an adjournment because of the absence of a quorum.

2.06            Designation of Committees. The Board of Directors may by resolution or resolutions passed by a majority of the whole Board of Directors designate one or more committees, each committee to consist of one (1) or more of the directors of the Corporation, which to the extent provided in the resolution or resolutions shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have any power or authority in reference to those matters prohibited by Section 141(c) of the DGCL. Such committee or committees shall have such name or names as may be determined from time to time by resolution or resolutions adopted by the Board of Directors. If provision be made for any such committee or committees, the members thereof shall be appointed by the Board of Directors and shall serve during the pleasure of the Board of Directors. A majority of the members of a committee shall constitute a quorum for the transaction of business. The Board of Directors may designate one (1) or more directors of the Corporation as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee and who, in such event, shall be counted in determining the presence of a quorum. Vacancies in such committees shall be filled by the Board of Directors; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors may at its pleasure discontinue any such committee or committees.

2.07            Meetings and Actions of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article Three of these Bylaws, Section 3.01 (place of meetings and meetings by telephone), Section 3.02 (regular meetings), Section 3.03 (special meetings), Section 3.04 (notice of special meetings), Section 3.05 (notice of adjourned meetings), Section 3.06 (waiver of notice), Section 3.07 (quorum), Section 3.08 (majority action), Section 3.09 (action without a meeting), Section 3.10 (adjournment), and Section 3.11 (conduct of meetings), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

2.08            Director or Committee Member Relying Upon Certain Reports and Records Protected. A director or a member of a committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, committees of the Board of Directors or by any other person as to matters the director or member reasonably believes are within such person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

2.09            Resignation of Directors. Any director of the Corporation may resign at any time by giving written notice or notice by electronic transmission to the Chairman of the Board or the Secretary of the Corporation, or to the Board of Directors. Such resignation shall take effect at the time of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

2.10            Notification of Stockholder Nominations. Nominations for the election of directors may be made only (a) by or at the direction of the Board of Directors or (b) at a meeting of stockholders called for the purpose of electing directors, by any stockholder of record entitled to vote for the election of directors at such meeting. Any stockholder entitled to vote for the election of directors at an annual meeting or a special meeting called for the purpose of electing directors may nominate persons for election as directors at such meeting only if (i) written notice of such stockholder’s intent to make such nomination is received by the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) day and not later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that in the event the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or in the case of a special meeting called for the purpose of electing directors, notice by the stockholder to be timely must be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) day prior to such meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to the date of such meeting or, if the first public announcement of the date of such advance or delayed annual meeting or special meeting is less than one hundred thirty (130) days prior to the date of such meeting, the tenth (10th) day following the date on which public announcement of the date of the meeting is first made and (ii) the stockholder of record shall have complied in all respects with the requirements of Section 14 of the Exchange Act, including, without limitation, if applicable, the requirements of Rule 14a-19 thereunder (as such rule and regulations may be amended from time to time by the Securities and Exchange Commission, including any interpretations of the Staff of the Securities and Exchange Commission relating thereto), and the stockholder shall deliver, no later than five (5) business days prior to the annual meeting or any adjournment, rescheduling, postponement, or other delay thereof, reasonable evidence that such stockholder has complied with such requirements. In no event shall any adjournment or postponement of a meeting commence a new time period or extend any time period for the giving of a stockholder’s notice as described above. In the case of a special meeting of stockholders at which the Board of Directors gives notice that directors are to be elected, stockholders may nominate a person or persons (as the case may be) for election only to such position or positions as are specified in the Corporation’s notice of meeting as are being up for election at such meeting. Each notice given by such stockholder shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the number of shares common stock of the Corporation that are beneficially owned by the proposed nominee, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the proposed nominee with respect to any securities of the Corporation, or whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of the proposed nominee, (v) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (vi) a written statement executed by the proposed nominee acknowledging that, if elected as a director of the Corporation, the proposed nominee will owe a fiduciary duty under Delaware law with respect to the Corporation and its stockholders, (vii) a statement whether such proposed nominee, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at any future meeting at which such person would face reelection and acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Bylaws, and (viii) any other information relating to the proposed nominee that would be required to be disclosed about such proposed nominee if proxies were being solicited for the election of the proposed nominee as a director, or that is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is proposed to be made, (i) the name and address of such stockholder, as they appear on the Corporation’s books, and such beneficial owner, (ii) the class and number of shares of the Corporation’s stock which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding between or among such stockholder or such beneficial owner and any other person or persons (including their names) in connection with such nomination by such stockholder, and any material interest of such stockholder and such beneficial owner in such nomination, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging or similar transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the Corporation, (v) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Corporation, (vi) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or such beneficial owner that are separated or separable from the underlying shares of the Corporation, (vii)  a representation that such stockholder or such beneficial owner intends to solicit the holders of shares representing at least sixty-seven percent (67%) of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19, and the name of each participant (as defined in Item 4 of the Exchange Act Schedule 14A) in such solicitation, and (viii) any other information relating to such stockholder or such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and (d) a representation whether the stockholder or the beneficial owner, if any, intends, or is, or intends to be part of a group that intends, (i) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the proposed nominee, or (ii) otherwise to solicit proxies from stockholders in support of such proposed nomination. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee. The chairman of the meeting may refuse to acknowledge the nomination of any person made without compliance with the foregoing procedures.

ARTICLE Three

DIRECTORS MEETINGS

3.01            Place of Meeting; Meeting by Telephone. All regular and special meetings of the Board of Directors shall be held as may be determined by the Board of Directors. In the absence of any such designation, such meetings shall be held at the principal office of the Corporation in the State of Texas. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.02            Regular Meetings. Regular meetings of the Board of Directors shall be held without call or notice immediately after the annual meeting of the stockholders, and at such other times as the Board of Directors may by resolution provide.

3.03            Special Meetings. Special meetings of the Board of Directors shall be held whenever called by or at the request of the Chairman of the Board or any three (3) or more directors.

3.04            Notice of Special Meetings. The Secretary or Assistant Secretary shall give notice to each director of the time and place of holding each special meeting by mailing the notice at least thirty-six (36) hours before the meeting or by causing the same to be transmitted by electronic transmission or other means at least twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting subject to the provisions of this Article Three.

3.05            Notice of Adjourned Meetings. When a regular or special meeting of the Board of Directors is adjourned for thirty (30) days or more, notice of such adjourned regular or special meeting shall be given as in the case of a special meeting. When a regular or special meeting of the Board of Directors is adjourned for less than thirty (30) days, it is not necessary to give any notice of the time and place of the adjourned meeting other than by announcement at the regular or special meeting at which the adjournment is taken.

3.06            Waiver of Notice by Directors. Whenever any notice is required to be given to any director of the Corporation under any provision of law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the directors, or members of a committee or directors, need be specified in any waiver of notice unless otherwise so required by these Bylaws. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

3.07            Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. If a quorum is present when the meeting is convened, the directors present may continue to do business, taking action by a majority of a quorum as herein fixed, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum or the refusal of any director to vote.

3.08            Majority Action. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided by the Certificate of Incorporation or these Bylaws.

3.09            Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings and reproductions of the electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same effect as a unanimous vote.

3.10            Adjournment. In the absence of a quorum, any meeting of the Board of Directors may be adjourned from time to time by a majority of the directors present. At any adjourned meeting of the Board of Directors at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

3.11            Chairman of the Board. The Board of Directors shall elect a Chairman of the Board from among its members. The Chairman of the Board shall perform such duties as set forth in these Bylaws.

3.12            Conduct of Meetings. At every meeting of the Board of Directors, the Chairman of the Board, or in his or her absence, a chairman of the meeting chosen by a majority of the directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the Board of Directors. In case the Secretary shall be absent from any meeting, the chairman of the meeting may appoint any person to act as secretary of the meeting.

3.13            Lead Director. The Board of Directors may from time to time designate one of the Corporation’s non-employee directors as “Lead Director.” The Lead Director, if any, shall be responsible for calling, establishing an agenda for and moderating executive sessions of independent directors and such other duties and responsibilities as may be assigned to him or her by the Board of Directors from time to time. At any time and from time to time, the Board of Directors may withdraw such designation from the then incumbent Lead Director, and in such event, the Board of Directors may, but shall not be required to, designate a different non-employee director as Lead Director.

ARTICLE Four

OFFICERS

4.01            Officers. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one (1) or more Vice Presidents, a Chief Financial Officer, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, one (1) or more Assistant Secretaries, one (1) or more Assistant Treasurers, and such other officers and assistant officers as may be appointed in accordance with the provisions of Section 4.03 below. Any number of offices may be held by the same person. In its discretion, the Board of Directors may leave any office unfilled. None of the officers except the Chairman of the Board need be directors of the Corporation.

4.02            Election of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.03 below, shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held immediately after the adjournment of the annual meeting of the stockholders. If the Board of Directors shall fail to fill any office at such meeting, such office shall be filled at the first adjourned or special meeting of the Board of Directors held thereafter. Failure to elect officers at any time designated for their election shall not work a dissolution of the Corporation. Each officer shall hold office until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

4.03            Subordinate Officers, Agents and Employees. In addition to the officers described in Section 4.01 above, the Board of Directors may appoint such other officers or agents as may be deemed advisable, each of whom shall hold office for such period, have such authority, and perform such duties in the management of the property and affairs of the Corporation as may be provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent herewith. The Board of Directors may delegate to any officer or committee the power to appoint and to remove any such subordinate officers or agents, to specify their duties and determine their compensation.

4.04            Delegation of Duties of Officers. The Board of Directors may delegate the duties and powers of any officer of the Corporation to any other officer or to any director for a specified period of time for any reason that the Board of Directors may deem sufficient.

4.05            Removal of Officers or Agents. The Board of Directors may with or without cause remove any officer at any time or relieve any officer of any or all of his or her powers and duties and delegate such powers and duties to any other officer or to any director or directors; provided that a Chairman of the Board who is removed as an officer pursuant to the foregoing shall, subject to and in accordance with the provisions and limitations of the Certificate of Incorporation, these Bylaws and applicable law, retain his or her position as a director. In addition, the Board of Directors may terminate or suspend payment of salaries of officers so removed or so relieved. Election or appointment of an officer or agent shall not of itself create any contract right to employment or otherwise in favor of such officer or agent.

4.06            Resignations of Officers or Agents. Any officer or agent may resign at any time by giving written notice of resignation to the Board of Directors, to the Chairman of the Board, to the President or to the Secretary of the Corporation. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make the resignation effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contracts to which the officer is a party.

4.07            Vacancies. A vacancy in any office, the holder of which is elected or appointed by the Board of Directors, because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term of such office. A vacancy in any other office for any reason shall be filled by the Board of Directors, or any committee, or officer to whom authority in the premises may have been delegated by these Bylaws or by resolution of the Board of Directors.

ARTICLE Five

DUTIES OF OFFICERS

5.01            Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors, of which he or she must be a member, at which he or she is present. The Chairman of the Board shall have such other powers and perform such other duties as may be assigned to him or her from time to time by these Bylaws or by the Board of Directors.

5.02            Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the Chief Executive Officer shall, subject to the control and oversight of the Board of Directors, have general supervision, direction, and control of the business, affairs and officers of the Corporation. The Chief Executive Officer shall have the general powers and duties of management usually vested in the chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by these Bylaws or the Board of Directors.

5.03            President. The President, if not the Chief Executive Officer, shall have the general powers and duties of supervision and management of the Corporation as shall be assigned by the Chief Executive Officer.

5.04            Vice Presidents. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President. When acting as a President, the appropriate Vice President shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by these Bylaws, the Board of Directors, the Chief Executive Officer or the President.

5.05            Chief Financial Officer. The Chief Financial Officer (who may have such additional titles as shall from time to time be assigned to him or her by these Bylaws or by the Board of Directors) shall be the principal financial officer of the Corporation, shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares, and shall have such powers and perform such duties as shall from time to time be assigned to him or her by these Bylaws, the Board of Directors, the Chief Executive Officer or the President.

5.06            Secretary. The Secretary shall have all powers and duties usually incident to the office of the Secretary of a corporation, except as specifically limited by a resolution of the Board of Directors, and shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President. Within this authority and in the course of his or her duties, the Secretary shall:

(a)            Keep at the place where the Bylaws or a copy thereof are kept a record of the proceedings of meetings of the Corporation’s Board of Directors, committees of the Board of Directors, and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at meetings of the Board of Directors, the number of shares or members present or represented at stockholders meetings, and the proceedings thereof.

(b)            Sign, certify, or attest such documents as may be required by law or the business of the Corporation, and keep the corporate seal, if any, and affix it to such instruments as may be necessary or proper.

(c)            See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. In case of the absence or disability of the Secretary, or his or her refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the Chief Executive Officer, the President or a Vice President, if any, or by the Board of Directors.

(d)            Be custodian of the records and of the seal of the Corporation, and see that it is engraved, lithographed, printed, stamped, impressed on, or affixed to, all certificates for shares prior to their issuance and to all documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized in accordance with the provisions of these Bylaws.

(e)            Act as secretary of meetings of the stockholders and Board of Directors except as otherwise provided in these Bylaws.

(f)            In case of the absence or disability of the Secretary or his or her refusal or neglect to act, the Assistant Secretary, or if there be none, the Treasurer, acting as Assistant Secretary, may perform all of the functions of the Secretary. In the absence or inability to act, or refusal or neglect to act of the Secretary, the Assistant Secretary, and Treasurer, any person thereunto authorized by the Chief Executive Officer, the President or a Vice President, if any, or by the Board of Directors, may perform the functions of the Secretary.

5.07            Assistant Secretary. At the request of the Secretary, or in his or her absence or disability, the Assistant Secretary, designated as set forth in Section 4.03 of these Bylaws, shall perform all the duties of the Secretary, and, when so acting, he or she shall have all the powers of, and be subject to all the restrictions on, the Secretary. The Assistant Secretary shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors or the Secretary.

5.08          Treasurer. The Treasurer shall have all the powers and duties usually incident to the office of Treasurer, except as specifically limited by a resolution of the Board of Directors, and shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President. Within this authority and in the course of his or her duties, the Treasurer shall:

(a)            Have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors.

(b)            Receive, and give receipt for, moneys due and payable to the Corporation from any source whatever, and disburse, or cause to be disbursed, the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

(c)            The Treasurer shall make such reports and statements of his or her transactions as Treasurer as may be required of him or her by the Chief Executive Officer, the President, the Board of Directors or by applicable law.

(d)            In case of the absence or disability of the Treasurer or his or her refusal or neglect to act, the Assistant Treasurer, or if there be none, the Secretary acting as Assistant Treasurer may perform all of the functions of the Treasurer. In the absence or inability to act, or refusal or neglect to act, of both the Assistant Treasurer and the Secretary, any person thereunto authorized by the Chief Executive Officer, the President or a Vice President, if any, or by the Board of Directors may perform the functions of the Treasurer.

5.09            Assistant Treasurer. At the request of the Treasurer, or in his or her absence or disability, the Assistant Treasurer designated as set forth in Section 4.03 of these Bylaws shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of, and be subject to all restrictions on, the Treasurer. The Assistant Treasurer shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors or the Treasurer.

5.10            Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of fact that he or she is also a director of the Corporation.

5.11            Giving of Bond by Officers. Any officer of the Corporation, if required to do so by the Board of Directors, shall furnish a bond to the Corporation for the faithful performance of his or her duties, in such penalties and with such conditions and security or surety or sureties as the Board of Directors shall require.

ARTICLE Six

INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES OR AGENTS; LIABILITY INSURANCE

6.01          Action Against Party Because of Corporate Position.

(a)            The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b)            The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)            To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article Six, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

(d)            Any indemnification under subsections (a) and (b) of this Section 6.01 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 6.01. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e)            Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Section 6.01. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

6.02            Indemnification Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article Six shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

6.03            Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under this Article Six.

6.04          Certain Terms Used in this Article Six.

(a)            For purposes of this Article Six, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Six with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(b)            For purposes of this Article Six, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article Six.

6.05            Continuation of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Six shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.06            Indemnity Fund. Upon resolution passed by the Board of Directors, the Corporation may establish a trust or other designated account, grant a security interest or use other means (including a letter of credit) to ensure payment of its obligations under this Article Six and agreements for indemnity that may be entered into between the Corporation and its officers and directors from time to time.

6.07            Savings Provision. If this Article Six or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent to the full extent permitted by any applicable portion of this Article Six that shall not have been invalidated or by any other applicable law.

ARTICLE Seven

EXECUTION OF INSTRUMENTS; DEPOSIT OF FUNDS; forum for adjudication of disputes

7.01            Contracts and Other Documents. Contracts and other instruments or documents may be signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or by any other officer authorized to sign such contract, instrument, or document by the Board of Directors, and such authority may be general or confined to specific instances.

7.02            Interested Directors; Quorum. No contract or transaction between the Corporation and one (1) or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one (1) or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

7.03            Dividends. Subject to the laws of the State of Delaware, the Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in cash, property, or its own shares, except when the Corporation is insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Certificate of Incorporation.

7.04            Bank Accounts and Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation with such banks, bankers, trust companies, or other depositories as the Board of Directors may select or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may be delegated from time to time by the Board of Directors.

7.05            Signing of Checks and Drafts. Except as otherwise provided in these Bylaws, all checks, drafts, or other order for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

7.06            Loans. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized so to do by the Board of Directors, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do by the Board of Directors, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

7.07            Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL; or (iv) any action asserting a claim governed by the internal affairs doctrine.

7.08            Electronic Signatures, Etc. Any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation of the Corporation or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law.

ARTICLE Eight

ISSUANCE AND TRANSFER OF SHARES

8.01            Certificates; Direct Registration System. Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the DGCL. Each stockholder, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a certificate of the capital stock of the Corporation, in such form as shall be approved by the Board of Directors and required by law, certifying the number of shares of the Corporation owned by such stockholder. Shares of the Corporation’s capital stock may also be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by The NASDAQ Stock Market or by any national securities exchange on which the capital stock of the Corporation may from time to time be traded.

8.02            Signatures on Stock Certificates. Certificates representing shares of the Corporation shall be signed by the Chairman of the Board, the Chief Executive Officer, the President, or a Vice President and the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer and may be sealed with the seal of the Corporation or a facsimile thereof. The signature of any of these officers upon a certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

8.03            Stock Transfer Books. A record of all certificates for shares issued by the Corporation shall be kept by the Secretary or by any transfer agent or registrar appointed pursuant to Section 8.04 below at the principal office of the Corporation or at the office of such transfer agent or registrar. Such record shall show the name and address of the person, firm or corporation in which certificates for shares are registered, the number and classes of shares represented by each such certificate, the date of each such certificate, and in case of certificates which have been canceled, the dates of cancellation thereof.

8.04            Transfer Agents and Registrars. The Board of Directors may appoint one (1) or more transfer agents, registrars of other agents for the purpose of registering transfer of shares of the Corporation, issuing new certificates of shares of the Corporation and canceling certificates surrendered to the Corporation. Such agents and registrars shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate. Any such transfer agent, registrar or other agent shall be under a duty to the Corporation to exercise good faith and due diligence in performing his or her functions. Such transfer agent, registrar or other agent shall have, with regard to the particular functions he or she performs, the same obligation to the holder or owner of shares of the Corporation and shall have the same rights and privileges as the Corporation has in regard to those functions. Notice to a transfer such agent, registrar or other such agent is notice to the Corporation with respect to the functions performed by the agent.

8.05            Replacement of Lost, Destroyed and Stolen Certificates. Where a certificate for shares of the Corporation has been lost, destroyed or stolen, the Corporation shall issue a new certificate in place of the original certificate if the owner: (i) files with the Corporation a sufficient indemnity bond; and (ii) satisfies any other reasonable requirements imposed by the Board of Directors of the Corporation.

8.06            Transfer of Shares. Certificated shares of the capital stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares to be transferred, except as provided in the preceding Section 8.05. Uncertificated shares of the capital stock of the Corporation shall be transferred on the books of the Corporation upon proper instructions from the holder of the uncertificated shares, with such proof of authenticity of signature as the Corporation or its transfer agent may require. Books for the transfer of shares of the capital stock shall be kept by the Corporation or by one or more transfer agents appointed by it.

8.07            Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of the capital stock of the Corporation.

ARTICLE Nine

CORPORATE RECORDS, REPORTS, AND SEAL

9.01            Minutes of Corporate Meetings. The Corporation shall keep at its principal place of business a book of minutes of all proceedings of its stockholders and Board of Directors, with the time and place of holding of all meetings, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors meetings, the number of shares or members present or represented at stockholders meetings, and the proceedings thereof.

9.02            Inspection of Records and Properties by Directors. Every director shall have the absolute right at any reasonable time to inspect all books, records, documents of every kind, and the physical properties of the Corporation, and also of its subsidiary corporations. Such inspection by a director may be made in person or by agent or attorney, and the right of inspection includes the right to make extracts.

9.03            Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and terminate on the last day of December of each year.

9.04            Corporate Seal. The seal of the Corporation shall be circular in form and shall have engraved upon it the words, “Atrion Corporation.” The seal shall be used by causing it to be affixed or impressed or a facsimile thereof may be reproduced or otherwise used in such manner as the Board of Directors shall determine.

ARTICLE Ten

ADOPTION, AMENDMENT, AND REPEAL OF BYLAWS

10.01            Power of Directors to Amend. The Board of Directors shall have the power to alter, amend or repeal the Bylaws of the Corporation or adopt new Bylaws for the Corporation; provided, however, that the Board of Directors may not alter, amend, or repeal any provision of the Bylaws which was adopted by the stockholders pursuant to the Certificate of Incorporation and specifically provides that it cannot be altered, amended or repealed by the Board of Directors.

10.02            Power of Stockholders to Amend. The stockholders shall have the power to alter, amend or repeal the Bylaws of the Corporation or adopt new Bylaws of the Corporation only as provided in the Certificate of Incorporation of the Corporation.

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